Exhibit 99.1

FreeCast Announces Pricing of a $23.7 Million Private Placement of Common Stock with New Institutional and Existing Long-Term Investors

FreeCast, Inc. (Nasdaq: CAST), a provider of next-generation streaming media Platform-as-a-Service (PaaS) solutions (the "Company"), today announced that it has entered into securities purchase agreements with new institutional and existing long term investors for the purchase and sale of 4,666,667 shares of its Class A common stock (the “Common Stock”) and pre-funded warrants to purchase 3,243,807 shares of Common Stock in a private placement transaction. The pre-funded warrants have an exercise price of $0.0001 per share, will be exercisable immediately following receipt of shareholder approval and do not expire until the pre-funded warrant is exercised. The gross proceeds from the offering are expected to be approximately $23.7 million, before deducting placement agent fees and other estimated offering expenses.

The closing of the offering is expected to occur on or about July 2, 2026, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

William A. Mobley, Chief Executive Officer of FreeCast, commented, “This $23.7 million financing marks an important milestone for FreeCast and reflects the significant progress we have made. We are grateful for the continued support of our existing investors and pleased to welcome new long-term, fundamental investors as we strengthen our financial foundation and accelerate our next phase of growth.”

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

The offer and sale of the foregoing securities is being made in reliance on an exemption from the registration requirement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Regulation D promulgated thereunder, and applicable state securities laws, and the securities have not been and will not initially be registered under the Securities Act, or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to the terms of the securities purchase agreement entered into with the investors, the Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the "SEC") covering the resale of the shares of Common Stock and shares of Common Stock underlying pre-funded warrants sold in the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About FreeCast

FreeCast, Inc. (Nasdaq: CAST) is a technology company delivering a cloud-based Platform-as-a-Service (PaaS) that enables telecommunications providers, internet service providers, broadband operators, utilities, hospitality organizations, and other enterprises to deploy branded streaming media platforms. FreeCast's technology integrates live television, streaming services, on-demand programming, free ad-supported channels, and digital media experiences into a unified consumer interface across connected devices.

Important Cautions Regarding Forward-Looking Statements

All statements other than statements of historical facts included in this press release are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). Generally, such forward-looking statements include statements regarding expectations, possible or assumed future actions, the use of proceed from the offering, business strategies, events or results of operations, including statements regarding expectations or predictions or future financial or business performance or conditions and those statements that use forward-looking words such as "projected," "expect," "possibility" and "anticipate," or similar expressions. The achievement or success of the matters covered by such forward-looking statements involve significant risks, uncertainties, and assumptions. Actual results could differ materially from current projections or implied results. The Company cautions that statements and assumptions made in this news release constitute forward-looking statements and make no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. The information set forth herein speaks only as of the date hereof. The Company and its management are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statements following the date of this news release, whether because of new information, future events or otherwise, except as required by law.

Contact:

pr@freecast.com
(407) 374-1607
http://freecast.com